UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  September 21, 2020
(Date of earliest event reported)

FEDNAT HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14050 N.W. 14th Street, Suite 180 Sunrise, FL
33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 293-2532

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	FNHC	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01.	Other Events.

Hurricane Sally made landfall near Gulf Shores, Alabama, on September 16, 2020 as a Category 2 hurricane impacting both Alabama and the Florida Panhandle. FedNat Holding Company (the “Company”) has three insurance subsidiaries that write homeowners insurance in these states: FedNat Insurance Company (“FNIC”), Maison Insurance Company (“MIC”) and Monarch National Insurance Company (“MNIC”). The Company has deployed the appropriate resources to the affected areas to best serve our policyholders in their time of need.

The Company has in place a combined reinsurance program for all its carriers, with the most recent renewal beginning on July 1, 2020. The Company currently estimates that its initial aggregate gross losses as a result of Hurricane Sally, which will be paid out in the coming months, will exceed its single-event aggregate reinsurance retention of $25 million. It is also anticipated that the total net impact to the Company will be reduced based on the amount of Hurricane Sally losses that are incurred in the state of Alabama, where the Company has additional underlying catastrophe reinsurance protection. The Company also has a 50% quota-share reinsurance treaty in place on its book written by SageSure Insurance Managers LLC, our independent MGU partner, which may serve to further reduce Hurricane Sally’s net impact to the Company.

The Company’s reinsurance program remains intact for a potential third hurricane this season with a $25 million retention along with additional underlying layers that lower the retention for any additional events to as low as $10 million for a Florida landfall.

The Company expects to report on its total estimated catastrophe losses from all third quarter events following quarter end. Please see the Company’s filings on Form 8-K dated June 1, 2020 and September 9, 2020 and the Company’s Form 10-Q dated June 30, 2020 for further information regarding the reinsurance program and how it protects each of its three insurance companies from catastrophic losses both inside and outside the state of Florida.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDNAT HOLDING COMPANY

Date: September 21, 2020	By:	/s/ Ronald A. Jordan

Name:	Ronald A. Jordan
Title:	Chief Financial Officer
(Principal Financial Officer)